UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material under §240.14a–12
CAMPBELL SOUP COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT ANNUAL SHAREOWNERS’ MEETING
INFORMATION — YOUR VOTE COUNTS!

Shareowner Meeting Notice	C0123456789	12345

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareowners of Campbell Soup Company to be Held on November 20, 2008
Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareowners’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper or e-mail copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareowners, including the Form 10-K, are available at:

www.envisionreports.com/cpb

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/cpb to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before November 10, 2008 to facilitate timely delivery.

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Shareowner Meeting Notice

Campbell Soup Company’s Annual Meeting of Shareowners will be held on November 20, 2008 at Hilton Stamford Hotel and Executive Meeting Center, One First Stamford Place, Stamford, Connecticut 06902, at 11:30 a.m. Eastern Time.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends that you vote FOR the following proposals:
1.	Election of Directors.
2.	Ratification of Appointment of the Independent Registered Public Accounting Firm.
3.	Approve amendment of the 2005 Long-Term Incentive Plan.
4.	Approve performance goals for the 2003 Long-Term Incentive Plan.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.
When voting on the internet, there will be an opportunity to request an Admission Ticket if you are interested in attending the Annual Meeting.
DIRECTIONS
Hilton Stamford Hotel and Executive Meeting Center
One First Stamford Place
Stamford, CT 06902
From the North: Take Interstate 95 South to Exit 6 – West Avenue. Turn left at the light and make an immediate left at the next light. Merge onto I-95 North via the ramp on the left. Take Exit 7 Greenwich Avenue. Make a right at the end of the ramp and then an immediate right onto First Stamford Place. Proceed over the speed bumps and at the stop sign, turn left into the Hotel entrance.
From East or West: Take Merritt Parkway/CT Route 15 to Exit 34 – Long Ridge Road/CT Route 104. Follow CT Route 104 South for two miles. Turn right onto Cold Spring Road/CT Route 137 and proceed almost two miles to Tresser Boulevard. Turn right onto Tresser Blvd/US Route 1 and then turn left onto Greenwich Avenue. Continue straight under the Interstate 95 overpass. Turn right onto First Stamford Place. Proceed over the speed bumps and at the stop sign, turn left into the Hotel entrance.
From the South: Take Interstate 95 North to Exit 7-Greenwich Avenue. Make a right at the end of the ramp and an immediate right onto First Stamford Place. Proceed over the speed bumps and at the stop sign, turn left into the Hotel entrance.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.

→  Internet – Go to www.envisionreports.com/cpb. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→  Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→  Email – Send email to investorvote@computershare.com with “Proxy Materials Campbell Soup Company” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by November 10, 2008.
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